As filed with the Securities and Exchange Commission on December 1, 2017

File No. 024-10689

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

(Amendment No. 3 )

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

MUSCLE MAKER, INC

(Exact name of issuer as specified in its charter)

California

(State of other jurisdiction of incorporation or organization)

2200 Space Park Drive, Suite 310

Houston, Texas 77058

Phone: (732) 669-1200

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Robert E. Morgan

Chief Executive Officer

Muscle Maker, Inc

2200 Space Park Drive, Suite 310

Houston, Texas 77058

Phone: (732) 669-1200

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Legal& Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Phone: 561-514-0936

Fax: 561-514-0832

5810	47-2555533
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

EXPLANATORY NOTE

This Amendment No. 3 (“Amendment No. 3”) to the offering statement on Form 1-A (the “Form 1-A”) of Muscle Maker, Inc (the “Company”) has been filed pursuant to Rule 252(f)(1)(iii) promulgated under the Securities Act of 1933, as amended, in order to correct a reference to the date of the auditors’ report that was contained in the auditors’ consent filed as Exhibit 11.1 to Amendment No. 2 (“Amendment No. 2”) to the Form 1-A, filed on November 16, 2017. No other changes have been made to the Company’s offering statement on Form 1-A, as amended, including to Part I or Part II of Form 1-A since the filing of Amendment No. 2.

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
1.1	Engagement Letter, dated July 31, 2017, between TriPoint Global Equities, LLC and Muscle Maker, Inc +

1.2	Amendment to Engagement Letter, dated November 15, 2017, between TriPoint Global Equities, LLC and Muscle Maker, Inc +

1.3	Form of Selling Agency Agreement, dated __, 2017, between TriPoint Global Equities, LLC and Muscle Maker, Inc +

2.1	Articles of Incorporation of Muscle Maker, Inc filed with California Secretary of State on December 8, 2014 +

2.2	Certificate of Amendment to Articles of Incorporation of Muscle Maker, Inc filed with California Secretary of State on September 20, 2017 regarding the 7-for-1 reverse stock split +

2.3	Bylaws of Muscle Maker, Inc dated December 10, 2014 +

2.4	Amendment to Bylaws of Muscle Maker, Inc. dated August 11, 2017 +

3.1	Form of Selling Agent Warrant +

3.2	Form of Warrant +

3.3	Form of Convertible Promissory Note +

4.1	Form of Subscription Agreement for BANQ subscribers +

4.2	Form of Subscription Agreement +

6.1†	Muscle Maker 2017 Stock Option and Stock Issuance Plan and form of award agreements +

6.2†	Form of Restricted Stock Agreement under Muscle Maker 2017 Stock Option and Stock Issuance Plan +

6.3†	Employment Agreement, between Muscle Maker and Robert Morgan +

6.4†	Employment Agreement, between Muscle Maker and Grady Metoyer +

6.5†	Employment Agreement, between Muscle Maker and Rodney Silva +

6.6†	Restricted Stock Agreement, dated May 3, 2017, between Muscle Maker and Grady Metoyer. +

6.7	Unit Purchase Agreement, dated January 23, 2015, by and among Muscle Maker Franchising, LLC, MMF Target, LLC, Muscle Maker Brands, LLC, and Muscle Maker, Inc +

6.8	Assignment and Assumption Agreement, dated August 25, 2017, between Muscle Maker Brands Conversion, Inc. and Muscle Maker Development, LLC +

6.9	Agreement of Conveyance, Transfer and Assigning of Assets and Assumptions of Obligations, dated September 15, 2017, between Muscle Maker, Inc and Muscle Maker Corp., LLC +

6.10	Master Services Agreement, effective as of July 20, 2017, between Muscle Maker and WhoYouKnow LLC, California limited liability company d/b/a CrowdfundX +

6.11	Transfer Agency and Service Agreement, dated July 24, 2017, among Computershare, Inc., Computershare Trust Company, N.A. and Muscle Maker, Inc +

1

6.12	Form of Indemnification Agreement +

6.13	Form of Stand Alone Non-Qualified Stock Option Agreement to Franchisees +

8.1	Closing Escrow Agreement, dated October 2, 2017, between Wilmington Trust, N.A. and Muscle Maker, Inc +

10.1	Power of attorney (included on signature page of Offering Circular) +

11.1	Consent of Marcum LLP *

11.2	Consent of Legal & Compliance, LLC (included in Exhibit 12.1) *

12.1	Opinion of Legal & Compliance, LLC*

13.1	Testing the Waters materials +

† Includes management contracts and compensation plans and arrangements

*Filed herewith.

+Previously filed.

2

SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Amendment No. 3 to Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 1, 2017.

MUSCLE MAKER, INC

By:	/s/ Robert E. Morgan
Robert E. Morgan,
Chief Executive Officer and President

Pursuant to the requirements of Regulation A, this Amendment No. 3 to Form 1-A has been signed by the following persons in the capacities indicated on December 1, 2017.

Name	Title

/s/ Robert E. Morgan	Chief Executive Officer, President, and
Robert E. Morgan	Director (Principal Executive Officer)

/s/ Grady Metoyer	Chief Financial Officer
Grady Metoyer	(Principal Financial Officer and Principal Accounting Officer)

/s/ Tim M. Betts	Chairman of the Board, Secretary and Director
Tim M. Betts

*	Director
Noel DeWinter

*	Director
Merlin C. Spencer

*	Director
A.B. Southall III

*	Director
Paul L. Menchik

By:	/s/ Robert E. Morgan
Robert E. Morgan
Attorney-in-fact*

3